                                                                  EXECUTION COPY

                                                                   Exhibit 10.47

                                 FIRST AMENDMENT
                        TO REGISTRATION RIGHTS AGREEMENT

     This FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT (the "First Amendment"), is entered into this 9th day of September, 2003, by and among Nobel Learning Communities, Inc., a Delaware corporation (the "Company") and the individuals and/or entities that are parties to the Original Agreement (as defined below).

                               B A C K G R O U N D

     WHEREAS, the Company and certain other individuals and/or entities are parties to a Registration Rights Agreement, dated as of June 17, 2003 (collectively, the "Original Agreement");

     WHEREAS, on the date hereof, the Company and certain investors entered into a Series F Convertible Preferred Stock Purchase Agreement (the "Series F Purchase Agreement"); and

     WHEREAS, in connection with the execution of the Series F Purchase Agreement, the Company and the parties to the Original Agreement desire to amend the Original Agreement as set forth herein.

     NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual agreements contained herein and the Original Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the other parties hereto, intending to be legally bound hereby, agree as follows:

     1. Section 1. The following definition is hereby added to Section 1 of the Original Agreement, following the definition of "Selling Expenses":

     ""Series F Preferred Stock" shall mean the Company's Series F Convertible Preferred Stock, $0.001 par value per share."

     2. Section 4(b). The parenthetical "(for both sections)" in Section 4(b) of the Original Agreement is hereby deleted.

     3. Section 4(c). Section 4(c) of the Original Agreement is hereby amended and restated in its entirety as follows:

     "The Company may include in any registration requested pursuant to this
     Section 4 hereof any shares of Common Stock for sale for its own account or for the account of any other person entitled to "piggy-back" or "incidental rights" as of September 9, 2003, provided that such inclusion shall not affect the number of Restricted Stock that can be sold in the related offering. In connection with an underwritten offering, if the managing underwriter advises the Company in writing that in its opinion the number of Restricted Stock requested by the holders of Restricted Stock to be registered exceeds the number which can be sold in such offering, the Company shall include in such registration statement the number of Restricted Stock that, in the

                                                                  EXECUTION COPY

     opinion of the managing underwriter, can be sold as follows: (i) first, the Restricted Stock requested to be registered, pro rata among the holders of Restricted Stock that have requested their Restricted Stock to be registered, (ii) second, Common Stock requested to be registered by holders of existing registration rights on September 9, 2003 and (iii) third, any other Common Stock requested to be included in such registration."

     4. Section 5(a). The phrase "the date hereof" in the third sentence of
Section 5(a) of the Original Agreement is hereby deleted and replaced with "September 9, 2003".

     5. Section 5(a). The penultimate sentence of Section 5(a) of the Original Agreement is hereby amended and restated in its entirety to read as follows:

     "Notwithstanding the provisions of this Section 5(a), if the registration was initiated by the Company at the request of a person or persons entitled to demand rights as of September 9, 2003 exercising such demand rights, priority in underwriter cutbacks with respect to such registration shall be governed by the provisions of their particular agreement providing for such demand rights, provided that the holders of Restricted Stock that have requested inclusion of their Restricted Stock to be included therein shall be pari passu with the holders of Series F Preferred Stock, if any, who have exercised their rights to incidental registration under Section 5 of the Registration Rights Agreement dated as of September 9, 2003, among the Company and the investors named therein (pro rata among the requesting holders based upon the number of shares of Restricted Stock owned by such holders and the shares of Common Stock issuable upon conversion of the Series F Preferred Stock held by holders of such securities) and have priority over any other persons holding securities requested to be included in such registration."

     6. Effect of First Amendment. In all other respects, the Original Agreement, as amended hereby, remains in full force and effect as written.

     7. Counterparts. This First Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This document may also be delivered by facsimile transmission with the same force and effect as if originally executed copies of this document were delivered to all parties.

     8. Governing Law. This First Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.

                         [SIGNATURES ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the parties hereto have duly executed this First Amendment to Registration Rights Agreement as of the date first written above.

                                     NOBEL LEARNING COMMUNITIES, INC.

                                     By: /s/ George H. Bernstein
                                         ---------------------------------------
                                     Name: George H. Bernstein
                                     Title: Chief Executive Officer

                                     By: /s/ D. Scott Clegg
                                         ---------------------------------------
                                     Name: D. Scott Clegg
                                     Title: Vice Chairman, President and
                                            Chief Operating Officer

                                     CAMDEN PARTNERS STRATEGIC FUND
                                     II-A, L.P.

                                     By:     Camden Partners Strategic II, LLC,
                                             its general partner


                                     By: /s/ David L. Warnock
                                         ---------------------------------------
                                             David L. Warnock
                                             Managing Member

                                     CAMDEN PARTNERS STRATEGIC FUND
                                     II-B, L.P.

                                     By:     Camden Partners Strategic II, LLC,
                                             its general partner


                                     By: /s/ David L. Warnock
                                         ---------------------------------------
                                             David L. Warnock
                                             Managing Member